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                             [ARTHUR ANDERSEN LOGO]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) including in or made a part of this registration statement.



                                        /s/ ARTHUR ANDERSEN LLP

                                        ARTHUR ANDERSEN LLP


Orange County, California
March 12, 1998